EXHIBIT 10.39

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated effective as of May 25, 2016, is made by and between Safety Quick Lighting & Fans Corp., a Florida corporation (the “Company”) and the undersigned holder of the Investor Note(s) (as hereinafter defined) (the “Investor”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Company issued to certain investors two-year Secured Convertible Promissory Notes in connection with three closings of an offering occurring on November 26, 2013, May 8, 2014 or June 25, 2014 (each an “Offering Note” and collectively, the “Offering Notes”, and with respect to one or more Offering Note Notes issued to the Investor in one or more closings, the “Investor Note(s)”), pursuant to the terms and conditions of a Note Subscription Agreement, Registration Rights Agreement and Security Purchase Agreement, each dated as of the date of the respective closing of the Offering Notes (collectively, the “Offering Documents”);

WHEREAS, under the Offering Notes, an investor can elect to convert the balance of principal and unpaid interest into shares of the Company’s common stock as provided in the Offering Note or to receive repayment in cash upon the Maturity Date, and pursuant to an offer made by the Company on May 24, 2016, investors can also elect to convert their respective Offering Note into convertible preferred shares of the Company (collectively, the “Investor’s Election”);

WHEREAS, pursuant to Section 8(i) of the Offering Notes, failure to make payment in full following the Maturity Date upon the Investor’s tender of the Offering Note will constitute an Event of Default, and pursuant to Section 1 of the Offering Notes, if any Event of Default has occurred and is continuing, the interest rate under the affected Offering Notes will increase two percent (2%) above the current interest rate, and will continue to increase two percent (2%) above the then effective interest rate after every thirty (30) day period thereafter in which the Company remains in default of its obligation to pay principal and interest (“Penalty Interest”);

WHEREAS, in connection with the Offering Notes dated November 26, 2013, the Company and certain investors have entered into two separate Forbearance Agreements under substantially the same terms as this Agreement, upon which investors extended their Investor’s Election available under the Offering Notes through May 26, 2016; and

WHEREAS, the Company has offered to provide to investors of all Offering Notes an additional period to consider the Investor’s Election (the “Forbearance”), and the Investor has indicated its willingness to accept the Forbearance of the Investor Note(s) through July 31, 2016 (the “Forbearance Date”).

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows with respect all Investor Note(s):

1.                  Capitalized Terms. All capitalized terms used herein (including in the introductory paragraph and recitals set forth above) not otherwise defined herein shall have the meanings assigned to such terms in the Investor Note(s) dated November 26, 2013, May 8, 2014 and/or June 25, 2014, as the case may be.

2.                  Specified Default. In the absence of an exercise of the Investor’s Election, the Company may be in default under Sections 8(i) and 8(x) of the Investor Note(s) for failure to pay the outstanding amounts due under the Investor Note(s) (the “Specified Default”).

3.                  Agreement to Forbear. The Investor hereby agrees to forbear from declaring during the Forbearance Period (as defined below) the Specified Default and, therefore, shall not be entitled to any Penalty Interest during the Forbearance Period. The Investor shall also refrain from exercising any of its rights and remedies in connection with an Event of Default under the Offering Documents or at law or in equity during the Forbearance Period.

4.                  Continuation of Interest Under the Investor Note(s). Following the respective Maturity Date of each Investor Note(s), interest has accrued and will continue to accrue under the Investor Note(s) in accordance with the terms therein, and shall continue through the Forbearance Date or the Investor’s Election, whichever occurs sooner (the “Forbearance Period”). The Company may, in its sole discretion, make payments to Investor in cash of quarterly interest accrued prior to or during the Forbearance Period under the Investor Note(s).

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5.                  Investor’s Election. At any time prior to or during the Forbearance Period, the Investor may elect to convert the balance of principal and unpaid interest into shares of the Company’s common stock or to receive repayment in cash, all in accordance with the terms of the respective Investor Note(s).

6.                  Acknowledgments, Affirmations and Representations and Warranties.

(a)                The Company acknowledges, affirms, represents and warrants that as of the date hereof, the Company is legally and validly indebted to the Investor pursuant to the Investor Note(s) in the principal amount(s) therein, plus interest and fees accrued and accruing thereon, as determined pursuant to the terms of the respective Investor Note(s).

(b)               Other than as set forth herein, the Company acknowledges and agrees that the the Investor Note(s) shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable pursuant to its terms, and shall not be impaired or limited by the execution or effectiveness of this Agreement.

7.                  Confirmation of Investor Note(s); No Modification. The Parties hereby ratify and confirm all terms and provisions of the Investor Note(s) and the Offering Documents executed in connection therewith, and agree that all of such terms and provisions remain in full force and effect and have not been modified or amended in any respect. Nothing contained in this Agreement shall be deemed or construed to amend, supplement or modify the Investor Note(s) or otherwise affect the rights and obligations of any Party thereto, all of which remain in full force and effect.

8.                  Miscellaneous.

(a)                This Agreement is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(b)               This Agreement shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)                The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(d)               This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

(e)                This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. This Agreement may not be modified in any manner, except by written agreement signed by all Parties hereto.

(f)                Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Forbearance Agreement as of the date first written above, to be effective with respect to all the Investor Note(s) issued to the undersigned Investor.

THE COMPANY:

SAFETY QUICK LIGHTING & FANS CORP.

By: ____________

John P. Campi

Chief Executive Officer

INVESTOR:

___________________

(entity name, if applicable)

By: ________________

Print Name: ______________

Title: ____________________

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